Back to Form 8-K

Exhibit 99.1
CONTACTS:
Investor relations: Gregg Haddad 813-206-3916 gregg.haddad@wellcare.com	Media relations: Amy Knapp 813-290-6208 amy.knapp@wellcare.com

WELLCARE REPORTS THIRD QUARTER 2011 RESULTS

Tampa, Florida (November 2, 2011) – WellCare Health Plans, Inc. (NYSE: WCG) today reported results for the third quarter ended September 30, 2011.  As determined under generally accepted accounting principles (“GAAP”), net income for the third quarter of 2011 was $88.3 million, or $2.03 per diluted share, compared with $42.9 million, or $1.00 per diluted share, for the third quarter of 2010.  Adjusted net income for the third quarter of 2011 was $93.2 million, or $2.15 per diluted share, compared with $37.9 million, or $0.89 per diluted share for the third quarter of 2010.

“Our top initiatives continue to deliver strong results in improving health care quality and access, our administrative and medical cost structures, and in delivering prudent, profitable growth,” said Alec Cunningham, WellCare’s chief executive officer.  “As a result, we are optimistic about our opportunities for further operating and strategic progress in 2012.”

WellCare’s recent accomplishments are highlighted by the November 1 launch of the Kentucky Medicaid program upon completion of a rapid implementation timeline.  The program will focus on improving health care outcomes and care coordination, promoting wellness and healthier lifestyles, and lowering the overall cost of care.  Separately, the Company began providing prescription drug benefits under the New York and Ohio Medicaid programs effective October 1.  Other recent accomplishments include the accreditations of WellCare’s Georgia and Missouri health plans by the National Committee for Quality Assurance.  In addition, during the third quarter the Company completed an upgrade of its core operating system, which will enable further progress in improving service, productivity, and compliance.

Highlights of Operations for the Third Quarter
Adjusted net income for the third quarter of 2011 increased compared with the third quarter of 2010, primarily due to higher premium revenue, offset in part by increased selling, general, and administrative (“SG&A”) expense and increases in the Medicare Advantage and PDP segments’ medical benefits ratios (“MBRs”).  In addition, favorable development of prior years’ medical benefits payable contributed to third quarter results.

Membership as of September 30, 2011, increased 10% year-over-year to 2.4 million, compared with 2.2 million members as of September 30, 2010.  PDP segment membership increased 211,000 year-over-year, or 28%.  Medicare Advantage membership increased year-over-year by 14,000 members, or 12%.  Medicaid segment membership decreased by 15,000 year-over-year to 1.3 million members as of September 30, 2011.

Premium revenue for the third quarter of 2011 increased 11% year-over-year to $1.5 billion.  The increase mainly was due to growth in PDP segment premium revenue, which increased 33% year-over-year.  In addition, third quarter 2011 Medicare Advantage segment revenue increased 14%, and Medicaid segment premium revenue increased 5%, both relative to the third quarter of 2010.

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WCG Reports Third Quarter 2011 Results

November 2, 2011

Medical benefits expense for the third quarter of 2011 was $1.2 billion, an increase of 4% from the third quarter of 2010.  The MBR was 78.6% in the third quarter of 2011, compared with 83.9% in the third quarter of 2010.  The decrease in the Company’s MBR resulted from a decrease in the Medicaid segment MBR, offset in part by increases in the Medicare Advantage and PDP segments’ MBRs.  Favorable development of prior years’ medical benefits payable, predominately in the Medicaid segment, contributed to the decreases in the Company and Medicaid segment MBRs.

SG&A expense as determined under GAAP was $178 million in the third quarter of 2011, compared with $143 million for the same period in 2010.  Adjusted SG&A was $171 million in the third quarter of 2011, an increase from $150 million in the same period last year.  The year-over-year increase in adjusted SG&A expense was driven primarily by the implementation of the Kentucky Medicaid program, the earlier start in 2011 of the Medicare annual election period and the associated marketing costs, as well as membership growth.  These increases were offset in part by improvements in operating efficiency.  The adjusted administrative expense ratio was 11.2% in the third quarter of 2011, compared with 11.0% in same period in 2010.

Cash Flow and Financial Condition Highlights
Net cash provided by operating activities as determined under GAAP was $319 million in the nine months ended September 30, 2011, compared with net cash used in operating activities of $72 million for the same period of 2010.  Net cash provided by operating activities, modified for the timing of receipts from, and payments to, WellCare’s government customers, was $177 million for the first nine months of 2011, compared with the net use of cash of $28 million over the same nine month period in 2010.

In September, the Company issued tradable unsecured subordinated notes having an aggregate face value of $112.5 million, with a fixed coupon of 6% and a maturity date of December 31, 2016.  These notes were issued in connection with the final resolution of the securities class action settlement.  Issuance of the notes had no meaningful impact on operating or financing cash flows in the third quarter.

As of September 30, 2011, unregulated cash and investments were approximately $324 million.  Unregulated cash and investments were approximately $188 million as of June 30, 2011, and $201 million as of September 30, 2010.  The increase in unregulated cash and investments resulted principally from the net proceeds of the $150 million dollar term loan that the Company borrowed on August 1.

Days in claims payable were 58 days as of September 30, 2011, compared with 56 days as of June 30, 2011, and 56 days as of September 30, 2010.

Financial Outlook
WellCare is updating its financial outlook for the year ended December 31, 2011.  The following elements of WellCare’s financial outlook have changed:

•
Adjusted net income per diluted share now is expected to be between approximately $5.55 and $5.65, an increase from the previous guidance for adjusted net income per diluted share of between approximately $4.60 and $4.80.  The increase reflects better than anticipated third quarter operating results, the favorable development of prior years’ medical benefits payable recorded in the third quarter, as well as an improved operating outlook for the fourth quarter.

•
Premium revenue is expected to be between approximately $6.0 and $6.05 billion.  The previous guidance was for premium revenue to be between $6.0 and $6.1 billion.  The change results primarily from the Kentucky Medicaid program launch being delayed to November 1.  The launch originally was scheduled for October 1.

WCG Reports Third Quarter 2011 Results

November 2, 2011

•
The adjusted administrative expense ratio is expected to be approximately 11.1%.  The previous guidance was for the ratio to be between 10.7% and 10.9%.  The change principally is due to the previously described delayed launch of the Kentucky Medicaid program.

The following elements of WellCare’s financial outlook are unchanged:

•	The 2011 Medicaid segment MBR is anticipated to be below the 2010 MBR.
•	The 2011 Medicare Advantage and PDP segments’ MBRs each are anticipated to increase relative to the respective 2010 segment MBRs.

All elements of the Company’s outlook exclude the impact of Medicaid premium taxes.

Webcast
A discussion of WellCare’s third quarter 2011 results will be webcast live on Wednesday, November 2, 2011, beginning at 8:30 a.m. Eastern Time.  A replay will be available beginning approximately one hour following the conclusion of the live broadcast and will be available for 30 days.  The webcast is available via the Company’s web site at www.wellcare.com and at www.earnings.com.

About WellCare Health Plans, Inc.
WellCare Health Plans, Inc. provides managed care services targeted to government-sponsored health care programs, focusing on Medicaid and Medicare.  Headquartered in Tampa, Florida, WellCare offers a variety of health plans for families, children, and the aged, blind, and disabled, as well as prescription drug plans.  The Company served approximately 2.4 million members nationwide as of September 30, 2011.  For more information about WellCare, please visit the Company’s website at www.wellcare.com.

Basis of Presentation
In addition to results determined under GAAP, net income and certain other operating results described in this news release are reported after adjustment for certain SG&A and interest expenses related to previously disclosed government investigations and related litigation and associated resolution costs that management believes are not indicative of long-term business operations.  Please refer to the schedules in this news release that provide supplemental information reconciling results determined under GAAP to adjusted results.

Cautionary Statement Regarding Forward-Looking Statements
This news release contains “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward-looking statements.  The Company’s financial outlook contains forward-looking statements.  Forward-looking statements involve known and unknown risks and uncertainties that may cause WellCare’s actual future results to differ materially from those projected or contemplated in the forward-looking statements.  These risks and uncertainties include, but are not limited to, WellCare’s progress on top priorities such as improving health care quality and access, ensuring a competitive cost position, and delivering prudent, profitable growth.

Additional information concerning these and other important risks and uncertainties can be found under the captions “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and other subsequent filings by WellCare with the U.S. Securities and Exchange Commission, which contain discussions of WellCare’s business and the various factors that may affect it.  WellCare undertakes no duty to update these forward-looking statements to reflect any future events, developments, or otherwise.

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WCG Reports Third Quarter 2011 Results

November 2, 2011

WELLCARE HEALTH PLANS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; Dollars in thousands except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenues:
Premium	$1,523,057	$1,366,924	$4,443,848	$4,039,191
Medicaid premium taxes	18,869	18,950	55,838	38,078
Total premium	1,541,926	1,385,874	4,499,686	4,077,269
Investment and other income	2,433	2,299	7,050	7,506
Total revenues	1,544,359	1,388,173	4,506,736	4,084,775

Expenses:
Medical benefits	1,197,008	1,147,107	3,626,342	3,435,870
Selling, general and administrative	178,405	142,712	512,415	701,691
Medicaid premium taxes	18,869	18,950	55,838	38,078
Depreciation and amortization	6,453	6,123	19,824	17,770
Interest	3,648	117	3,823	160
Total expenses	1,404,383	1,315,009	4,218,242	4,193,569

Income (loss) before income taxes	139,976	73,164	288,494	(108,794)
Income tax expense (benefit)	51,721	30,248	109,309	(29,257)
Net income (loss)	$88,255	$42,916	$179,185	$(79,537)

Net income (loss) per common share:
Basic	$2.06	$1.01	$4.19	$(1.88)
Diluted	$2.03	$1.00	$4.14	$(1.88)

Weighted average common shares outstanding:
Basic	42,887,381	42,411,455	42,757,476	42,313,973
Diluted	43,424,414	42,740,369	43,285,969	42,313,973

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WCG Reports Third Quarter 2011 Results

November 2, 2011

WELLCARE HEALTH PLANS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands except per share data)

	Sept. 30, 2011	Dec. 31, 2010
ASSETS
Current Assets:
Cash and cash equivalents	$1,787,733	$1,359,548
Investments	217,033	108,788
Premium receivables, net	223,826	127,796
Funds receivable for the benefit of members	–	33,182
Income taxes receivable	–	9,973
Prepaid expenses and other current assets, net	139,724	114,492
Deferred income tax asset	41,770	61,392
Total current assets	2,410,086	1,815,171
Property, equipment and capitalized software, net	87,005	76,825
Goodwill	111,131	111,131
Other intangible assets, net	10,279	11,428
Long-term investments	79,850	62,931
Restricted investments	64,772	107,569
Non-current deferred income tax asset	50,931	58,340
Other assets	5,271	3,898
Total Assets	$2,819,325	$2,247,293

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Medical benefits payable	$757,102	$742,990
Unearned premiums	275,757	67,383
Accounts payable	6,839	8,284
Other accrued expenses and liabilities	193,586	199,033
Current portion of amounts accrued related to investigation resolution	43,932	121,406
Current portion of long-term debt	9,375	–
Other payables to government partners	76,672	46,605
Funds held for the benefit of members	28,222	–
Income taxes payable	40,875	–
Total current liabilities	1,432,360	1,185,701
Amounts accrued related to investigation resolution	100,915	216,136
Long-term debt	138,750	–
Subordinated notes	111,946	–
Other liabilities	10,597	13,410
Total liabilities	1,794,568	1,415,247
Commitments and contingencies	–	–
Stockholders’ Equity:
Preferred stock, $0.01 par value (20,000,000 authorized, no shares issued or outstanding)	–	–
Common stock, $0.01 par value (100,000,000 authorized, 42,793,466 and 42,541,725 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively)	428	425
Paid-in capital	441,860	428,818
Retained earnings	584,296	405,112
Accumulated other comprehensive loss	(1,827)	(2,309)
Total stockholders’ equity	1,024,757	832,046
Total Liabilities and Stockholders’ Equity	$2,819,325	$2,247,293

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WCG Reports Third Quarter 2011 Results

November 2, 2011

WELLCARE HEALTH PLANS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; Dollars in thousands)

	Nine Months Ended September 30,
	2011	2010
Cash provided by (used in) operating activities:
Net income (loss)	$179,185	$(79,537)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	19,824	17,770
Equity-based compensation expense	13,160	8,655
Incremental tax benefit from equity-based compensation	(2,518)	–
Deferred taxes, net	27,032	(67,386)
Changes in operating accounts:
Premium receivables, net	(96,030)	(24,190)
Prepaid expenses and other current assets, net	(25,232)	(17,027)
Medical benefits payable	14,112	(98,851)
Unearned premiums	208,374	(24,504)
Accounts payable and other accrued expenses	(2,967)	(43,635)
Other payables to government partners	30,067	4,300
Amounts accrued related to investigation resolution	(80,749)	249,915
Income taxes, net	36,995	7,594
Other, net	(2,240)	(5,088)
Net cash provided by (used in) operating activities	319,013	(71,984)
Cash provided by (used in) investing activities:
Purchases of investments	(332,934)	(117,903)
Proceeds from sale and maturities of investments	208,758	114,726
Purchases of restricted investments	(26,118)	(18,386)
Proceeds from maturities of restricted investments	68,712	24,298
Additions to property, equipment and capitalized software, net	(30,773)	(16,192)
Net cash used in investing activities	(112,355)	(13,457)
Cash provided by (used in) financing activities:
Proceeds from debt, net of issuance costs	147,747	–
Payments on debt	(1,875)	–
Proceeds from option exercises and other	4,624	1,091
Incremental tax benefit from equity-based compensation	2,518	–
Purchase of treasury stock	(3,538)	(4,420)
Payments on capital leases	(2,006)	(935)
Funds held for the benefit of members	74,057	22,589
Net cash provided by financing activities	221,527	18,325
Cash and cash equivalents:
Increase (decrease) during period	428,185	(67,116)
Balance at beginning of year	1,359,548	1,158,131
Balance at end of period	$1,787,733	$1,091,015

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for taxes	$46,109	$35,686
Cash paid for interest	$697	$183
Equipment acquired through capital leases	$–	$8,868
Issuance of subordinated notes	$112,500	$–

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WCG Reports Third Quarter 2011 Results

November 2, 2011

WELLCARE HEALTH PLANS, INC.
MEMBERSHIP STATISTICS
(Unaudited)

	As of September 30,
	2011	2010
Membership by Program
Medicaid Membership
TANF	1,060,000	1,073,000
S-CHIP	161,000	168,000
SSI and ABD	79,000	77,000
FHP	13,000	10,000
Total Medicaid Membership	1,313,000	1,328,000

Medicare Membership
Medicare Advantage	130,000	116,000
Prescription Drug Plan (stand-alone)	967,000	756,000
Total Medicare Membership	1,097,000	872,000
Total Membership	2,410,000	2,200,000

Medicaid Membership by State
Florida	395,000	418,000
Georgia	561,000	548,000
Other states	357,000	362,000
Total Medicaid Membership	1,313,000	1,328,000

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WCG Reports Third Quarter 2011 Results

November 2, 2011

WELLCARE HEALTH PLANS, INC.
SEGMENT INFORMATION
(Unaudited; Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Premium revenue:
Medicaid:
Florida	$224,392	$223,409	$665,194	$669,654
Georgia	386,752	350,689	1,084,566	1,004,507
Other states	269,696	261,845	793,339	752,385
Medicaid premium taxes	18,869	18,950	55,838	38,078
Total Medicaid	899,709	854,893	2,598,937	2,464,624

Medicare:
Medicare Advantage plans	376,597	331,338	1,097,015	1,012,366
Prescription Drug plans	265,620	199,643	803,734	600,279
Total Medicare	642,217	530,981	1,900,749	1,612,645
Total Premium Revenue	$1,541,926	$1,385,874	$4,499,686	$4,077,269

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WCG Reports Third Quarter 2011 Results

November 2, 2011

WELLCARE HEALTH PLANS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of GAAP Statements of Operations to Adjusted Statements of Operations
(Dollars in thousands except per share data)

The Company reports adjusted operating results on a non-GAAP basis to exclude certain expenses that management believes are not indicative of longer term business trends and operations.  The following are statements of operations and related measures for the third quarter ended September 30, 2011 and 2010, as determined under GAAP, reconciled to the Adjusted Statements of Operations and related measures for each of the same periods.

	Three Months Ended September 30, 2011					Three Months Ended September 30, 2010
	GAAP	Adjustments			Adjusted	GAAP	Adjustments			Adjusted
Revenues:
Premium	$1,523,057	$	−		$1,523,057	$1,366,924	$	−		$1,366,924
Medicaid premium taxes	18,869		−		18,869	18,950		−		18,950
Total premium	1,541,926		−		1,541,926	1,385,874		−		1,385,874
Investment and other income	2,433		−		2,433	2,299		−		2,299
Total revenues	1,544,359		−		1,544,359	1,388,173		−		1,388,173

Expenses:
Medical benefits	1,197,008		−		1,197,008	1,147,107		−		1,147,107
Selling, general, and administrative	178,405		(7,814)	(a) (b)	170,591	142,712		7,342	(a) (b)	150,054
Medicaid premium taxes	18,869		−		18,869	18,950		−		18,950
Depreciation and amortization	6,453		−		6,453	6,123		−		6,123
Interest	3,648		(2,812)	(c)	836	117		−		117
Total expenses	1,404,383		(10,626)		1,393,757	1,315,009		7,342		1,322,351

Income before income taxes	139,976		10,626		150,602	73,164		(7,342)		65,822
Income tax expense	51,721		5,730		57,451	30,248		(2,280)		27,968
Net income	$88,255		$4,896		$93,151	$42,916		$(5,062)		$37,854

Weighted average shares:
Basic	42,887,381		−		42,887,381	42,411,455		−		42,411,455
Diluted	43,424,414		−		43,424,414	42,740,369		−		42,740,369

Net income per share:
Basic	$2.06		$0.11		$2.17	$1.01		$(0.12)		$0.89
Diluted	$2.03		$0.12		$2.15	$1.00		$(0.11)		$0.89

Medical benefits ratio:
Medicaid	79.0%				79.0%	88.9%				88.9%
Medicare Advantage	80.9%				80.9%	78.7%				78.7%
Prescription Drug Plans	73.9%				73.9%	71.7%				71.7%
Aggregate	78.6%				78.6%	83.9%				83.9%

Administrative expense ratio	11.7%		-0.5%	(a) (b)	11.2%	10.4%		0.6%	(a) (b)	11.0%

Days in claims payable	58				58	56				56

(a)
Investigation-related legal, accounting, employee retention, and other costs:  Administrative expenses associated with the government and Company investigations amounted to $7.3 million and, net of D&O insurance recoveries, a credit of $10.5 million, respectively, in the quarters ended September 30, 2011 and 2010.

(b)
Liability for government investigation resolution and related litigation:  Based on the status of these matters, the Company recorded expense of $0.5 million and $3.1 million, respectively, in the quarters ended September 30, 2011 and 2010.

(c)
Investigation-related interest expense:  The Company’s tradable unsecured subordinated notes issued in connection with the final resolution of the securities class action settlement incurred $2.8 million in interest expense in the quarter ended September 30, 2011.

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WCG Reports Third Quarter 2011 Results

November 2, 2011

WELLCARE HEALTH PLANS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of GAAP Statements of Operations to Adjusted Statements of Operations
(Dollars in thousands except per share data)

	Nine Months Ended September 30, 2011					Nine Months Ended September 30, 2010
	GAAP	Adjustments			Adjusted	GAAP	Adjustments			Adjusted
Revenues:
Premium	$4,443,848	$	−		$4,443,848	$4,039,191	$	−		$4,039,191
Medicaid premium taxes	55,838		−		55,838	38,078		−		38,078
Total premium	4,499,686		−		4,499,686	4,077,269		−		4,077,269
Investment and other income	7,050		−		7,050	7,506		−		7,506
Total revenues	4,506,736		−		4,506,736	4,084,775		−		4,084,775

Expenses:
Medical benefits	3,626,342		−		3,626,342	3,435,870		−		3,435,870
Selling, general, and administrative	512,415		(30,670)	(a) (b)	481,745	701,691		(250,381)	(a) (b)	451,310
Medicaid premium taxes	55,838		−		55,838	38,078		−		38,078
Depreciation and amortization	19,824		−		19,824	17,770		−		17,770
Interest	3,823		(2,812)	(c)	1,011	160		−		160
Total expenses	4,218,242		(33,482)		4,184,760	4,193,569		(250,381)		3,943,188

Income (loss) before income taxes	288,494		33,482		321,976	(108,794)		250,381		141,587
Income tax expense (benefit)	109,309		14,652		123,961	(29,257)		87,038		57,781
Net income (loss)	$179,185		$18,830		$198,015	$(79,537)		$163,343		$83,806

Weighted average shares:
Basic	42,757,476		−		42,757,476	42,313,973		−		42,313,973
Diluted	43,285,969		−		43,285,969	42,313,973		424,564		42,738,537

Net income (loss) per share:
Basic	$4.19		$0.44		$4.63	$(1.88)		$3.86		$1.98
Diluted	$4.14		$0.44		$4.58	$(1.88)		$3.84		$1.96

Medical benefits ratio:
Medicaid	80.5%				80.5%	87.9%				87.9%
Medicare Advantage	80.2%				80.2%	78.6%				78.6%
Prescription Drug Plans	87.0%				87.0%	84.4%				84.4%
Aggregate	81.6%				81.6%	85.1%				85.1%

Administrative expense ratio	11.5%		-0.7%	(a) (b)	10.8%	17.3%		-6.1%	(a) (b)	11.2%

(a)
Investigation-related legal, accounting, employee retention, and other costs:  Administrative expenses associated with the government and Company investigations amounted to $23.9 million and, net of D&O insurance recoveries, a credit of $1.1 million, respectively, in the nine months ended September 30, 2011 and 2010.

(b)
Liability for government investigation resolution and related litigation:  Based on the status of these matters, the Company recorded expense of $6.8 million and $251.5 million, respectively, in the nine months ended September 30, 2011 and 2010.

(c)
Investigation-related interest expense:  The Company’s tradable unsecured subordinated notes issued in connection with the final resolution of the securities class action settlement incurred $2.8 million in interest expense in the nine months ended September 30, 2011.

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WCG Reports Third Quarter 2011 Results

November 2, 2011

WELLCARE HEALTH PLANS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of GAAP Net Cash Used in Operating Activities
to Net Cash Provided by (Used in) Operating Activities,
Modified for the Timing of Receipts from, and Payments to, Government Customers
(Dollars in thousands)

The Company reports cash provided by, or used in, operating activities on a non-GAAP basis to exclude the changes in premium receivables, unearned premiums, and other receivables from, and payables to, government customers.  The Company believes that operating cash flow excluding these changes is a useful measure for investors, as the excluded changes are a function of the timing of cash receipts from, and payments to, federal and state government agencies at the end of a period.

	Nine Months Ended September 30,
	2011	2010
Net cash provided by (used in) operating activities, as reported under GAAP	$319,013	$(71,984)
Modifications to eliminate changes in:
Premium receivables, net	96,030	24,190
Unearned premiums	(208,374)	24,504
Other payables to government partners	(30,067)	(4,300)
Net cash provided by (used in) operating activities, modified for the timing of receipts from, and payments to, government customers	$176,602	$(27,590)

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